                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Horace Mann Educators Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                     [LOGO]
                                  Horace Mann
                          Educated Financial Solutions

                       HORACE MANN EDUCATORS CORPORATION
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001

                         ANNUAL MEETING--May 29, 2003

Dear Shareholders:

   You are cordially invited to attend the Annual Meeting of your Corporation to be held at 9:00 a.m. on Thursday, May 29, 2003, at the Hilton Springfield Hotel, 700 East Adams Street, Springfield, Illinois.

   We will present a report on the current affairs of the Corporation at the meeting and Shareholders will have an opportunity for questions and comments.

   We request that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

   Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

   We look forward to seeing you at the meeting. If you do not plan to attend and vote by proxy, let us know your feelings about the Corporation either by letter or by comment on the proxy card.

Sincerely yours,

             /s/ Joseph J. Melone       /s/ Louis G. Lower II

             Joseph J. Melone           Louis G. Lower II
             Chairman of the Board      President and
                                        Chief Executive Officer

Springfield, Illinois
April 7, 2003

                       HORACE MANN EDUCATORS CORPORATION
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 29, 2003

   NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of HORACE MANN EDUCATORS CORPORATION (the "Company") will be held at the Hilton Springfield Hotel, 700 East Adams Street, Springfield, Illinois, on Thursday, May 29, 2003, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

    1. To elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

    2. To approve an amendment to the Company's Certificate of Incorporation to delete the provision that requires the retirement of any Director who is 72 or more years of age following the completion of his or her then current term in office; and

    3. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting. A list of Shareholders will be available for inspection for the ten days before the meeting at the Company's executive offices at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001.

   All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States of America. You may revoke your voted proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                          By order of the
                                          Board of Directors,

                                          /s/ Ann M. Caparros

                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 7, 2003

IMPORTANT:    PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE
              MEETING DATE IS MAY 29, 2003.

                                PROXY STATEMENT

                       HORACE MANN EDUCATORS CORPORATION

                        Annual Meeting of Shareholders

                                 May 29, 2003

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Horace Mann Educators Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.001 per share ("Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on Thursday, May 29, 2003, at 9:00 a.m., Central Daylight Savings Time, at the Hilton Springfield Hotel, 700 East Adams Street, Springfield, Illinois, and through any adjournment or adjournments thereof (the "Annual Meeting").

   The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number (217) 789-2500). The Proxy Statement and the accompanying proxy card are being first transmitted to Shareholders of the Company on or about April 7, 2003.

   The Board has fixed the close of business on March 31, 2003 as the record date (the "Record Date") for determining the Shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close
of business on the Record Date, an aggregate of        shares of Common Stock
were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial owners of Common Stock.

   At the Annual Meeting, Shareholders of the Company will be asked (i) to elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified and (ii) to approve an amendment to the Company's Certificate of Incorporation to delete the provision that requires the retirement of any Director who is 72 or more years of age following the completion of his or her then current term in office (the "Amendment to the Retirement Policy").

   Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 were mailed to known Shareholders on or about April 7, 2003.

Solicitation and Revocation

   Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the form of proxy have been designated as proxies by the Board. Such persons are Directors of the Company.

   Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted provided that such Shareholder gives written notice to the Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

   Proxies will be solicited initially by mail. Further solicitation may be made by officers and other employees of the Company personally, by phone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.

Shareholder Approval

   Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors and to approve the Amendment to the Retirement Policy.

   Abstentions may not be specified with regard to the election of Directors. Abstentions on the proposal for the approval of the Amendment to the Retirement Policy will have no effect on the outcome of the voting on that issue.

   Please note that under the rules of the New York Stock Exchange brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. With respect to the matters to come before the Annual Meeting, if brokers are not entitled to vote without instructions and therefore cast broker non-votes, that will not affect the outcome of such matters.

Other Matters

   Other than the matters set forth above, the Board has not received any Shareholder proposal by the deadline prescribed by the Securities and Exchange Commission rules, and otherwise knows of no matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon at their discretion.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The By-Laws of the Company provide for the Company to have not less than five nor more than fifteen Directors. The following nine persons currently are serving as Directors of the Company: William W. Abbott, Mary H. Futrell, Donald
E. Kiernan, Louis G. Lower II, Joseph J. Melone, Jeffrey L. Morby, Shaun F. O'Malley, Charles A. Parker and William J. Schoen. The terms of the current Directors expire at the Annual Meeting. Mr. Schoen is not standing for re-election and as a result the size of the Board is being reduced to eight persons.

   The proxies solicited by and on behalf of the Board will be voted "FOR" the election of Mr. Abbott, Dr. Futrell, Mr. Kiernan, Mr. Lower, Mr. Melone, Mr. Morby, Mr. O'Malley and Mr. Parker (the "Board Nominees") unless such authority is withheld as provided in the proxy. The Company has no reason to believe that any of the foregoing Board Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominee should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

Nominees

   The following information, as of March 31, 2003, is provided with respect to each Board Nominee:

William W. Abbott, 71............. Mr. Abbott has been a Director of the Company since September 1996.
Chairman of the Compensation       He is currently self-employed as a business consultant. In 1989,
Committee; Member of the           Mr. Abbott retired from 35 years of service at The Proctor & Gamble
Executive and Nominating &         Company, as a Senior Vice President in charge of worldwide sales and
Governance Committees of the Board other operations. He currently serves as Chairman of the Board of
                                   Directors of Rotech Healthcare, Inc., a member of the Board of Directors of Acorn Products, Inc., a member of the Advisory Board of Manco and a member of the Board of Overseers of the Duke Cancer Center.

Mary H. Futrell, 62............... Dr. Futrell has been a Director of the Company since February 2001. She
Member of the Audit, Executive     is currently Dean of the Graduate School of Education and Human
and Nominating & Governance        Development, and Director of the Institute for Curriculum, Standards and
Committees of the Board            Technology, The George Washington University, positions she has held for more than 5 years. In addition, Dr. Futrell is Professor, Department of
                                   Education Leadership, a position she has held since 1999. Dr. Futrell is also President, Education International and past President, National
                                   Education Association and Virginia Education Association.

Donald E. Kiernan, 62............. Mr. Kiernan has been a Director of the Company since February 1998.
Member of the Audit,               Prior to his retirement in August 2001, he served as Senior Executive Vice
Investment & Finance and           President and Chief Financial Officer of SBC Communications Inc.,
Nominating & Governance            positions he held since 1999. From 1993 to 1999, Mr. Kiernan served as
Committees of the Board            Senior Vice President, Treasurer and Chief Financial Officer of SBC
                                   Communications Inc. He currently serves as a member of the Boards of
                                   Directors of Bio Numerik Pharmaceuticals, Inc., Health Management
                                   Associates, Inc., Viad Corporation and LaBranche & Co., Inc.

Louis G. Lower II, 57............. Mr. Lower joined the Company as Director, President and Chief Executive
President and Chief Executive      Officer in February 2000. Prior to that, he served as Chief Executive
Officer; Member of the             Officer of Allstate Life Insurance Company, a position he held from
Executive and Investment &         January 1990 through January 2000. He currently serves as a member of
Finance Committees of the Board    the Boards of Directors of the Life Office Management Association, Illinois
                                   Life Insurance Council, Insurance Marketplace Standards Association,
                                   NEA Foundation for the Improvement of Education and PMI Mortgage
                                   Insurance Co. Mr. Lower has over 26 years of experience in the insurance industry.

Joseph J. Melone, 71.............. Mr. Melone has been a Director of the Company since February 2001.
Chairman of the Board,             Prior to his retirement in 1998, he served as President and Chief Executive
Chairman of the Executive          Officer of The Equitable Companies Inc. (1996-1998), Chairman and
and Nominating & Governance        Chief Executive Officer of The Equitable Life Assurance Society (1994-
Committees; Member of the          1998) and Chairman and Chief Executive Officer of The Equitable
Compensation Committee             Variable Life Insurance Company (1990-1998). Prior to 1990, Mr. Melone
of the Board                       served as President of Prudential Insurance Company. He currently serves as a member of the Boards of Directors of Bysis, Inc. and Foster-Wheeler
                                   Corporation.

Jeffrey L. Morby, 65.............. Mr. Morby has been a Director of the Company since September 1996. He
Member of the Audit, Executive     is currently self-employed as a business consultant and investor.
and Investment & Finance           Mr. Morby serves as Managing Director of Amarna Corporation, LLC.
Committees of the Board            Mr. Morby retired on June 30, 1996 as Vice Chairman of Mellon Bank
                                   Corporation and Mellon Bank, N.A. Mr. Morby currently serves as a member of the Boards of Directors of Alung Technologies, Inc.,
                                   Restaurant Insurance Holdings, Inc., Duquesne University, Pittsburgh
                                   Cultural Trust, Pittsburgh City Theater Company, the International
                                   Council of the World Wildlife Fund and the Board of International
                                   Advisors of the City of Wuhan, China.

Shaun F. O'Malley, 67............. Mr. O'Malley has been a Director of the Company since September 1996.
Chairman of the Audit Committee;   He is currently the Chairman Emeritus of Price Waterhouse LLP, a title
Member of the Investment &         he has held since July 1995. Prior to that, he served as Chairman and
Finance and Nominating &           Senior Partner of Price Waterhouse LLP. He currently serves as a member
Governance Committees of the Board of the Boards of Directors of the Finance Company of Pennsylvania,

                                Regulus Group, LLC, Federal Home Mortgage Corporation (Freddie Mac)
                                and The Philadelphia Contributionship and as a member of the Boards of
                                Trustees of the University of Pennsylvania and The Curtis Institute of
                                Music.

Charles A. Parker, 68.......... Mr. Parker has been a Director of the Company since September 1997. He
Member of the Compensation,     retired in 1995 after 17 years of service at The Continental Corporation,
Executive and Investment &      including service as Executive Vice President, Chief Investment Officer
Finance Committees of the Board and Director. He currently serves as a member of the Board of Directors of
                                Amerindo Funds and T.C.W. Convertible Fund, as a member of the
                                Business Advisory Council of the University of Colorado School of
                                Business and as a Governor of the Burridge Center for Research in Security
                                Prices (University of Colorado School of Business).

Director Retiring from the Board at the Annual Meeting

   The following information, as of March 31, 2003, is provided with respect to the Director retiring from the Board:

William J. Schoen, 67............. Mr. Schoen has been a Director of the Company since September 1996. He
Chairman of the Investment &       is currently the Chairman of the Board of Health Management Associates,
Finance Committee; Member of       Inc., a position he has held for more than five years. He serves on the the Compensation and Nominating &  Board of Directors of Health Management Associates, Inc. and many of its
Governance Committees of the Board subsidiaries.

Executive Officers

   Set forth below is certain information, as of March 31, 2003, with respect to the Executive Officers of the Company and its subsidiaries who are not Directors of the Company (Louis G. Lower II, President and Chief Executive Officer, is discussed above):

Peter H. Heckman, 57........ Mr. Heckman joined the Company in April 2000 as Executive Vice
Executive Vice President     President and Chief Financial Officer ("CFO"). Prior to that, he served as and Chief Financial Officer  Vice President of Allstate Life Insurance Company, a position he held from
                             1988 through April 2000. Mr. Heckman has over 30 years of experience in the insurance industry.

Daniel M. Jensen, 39........ Mr. Jensen joined the Company in September 2001 as Executive Vice
Executive Vice President and President and Chief Marketing Officer ("CMO"). He previously served as
Chief Marketing Officer      Vice President and CMO of American National Insurance Company, a
                             position he held from June 2000 through September 2001. Prior to that,
                             Mr. Jensen served as Vice President, a position he held from January 1998 to June 2000, and General Agent, a position he held from October 1993 to December 1997, of American National Insurance Company. Mr. Jensen
                             has over 15 years of experience in the insurance industry.

Douglas W. Reynolds, 49..... Mr. Reynolds joined the Company in November 2001 as Executive Vice
Executive Vice President,    President, Property and Casualty. He previously served as Regional Vice
Property and Casualty        President of AIG, Inc., a position he held from February 2000 through
                             November 2001. Prior to that, he served as Vice President of Allstate
                             Insurance Company from November 1976 through January 2000. Mr.
                             Reynolds has over 26 years of experience in the insurance industry.

George J. Zock, 52............... Mr. Zock was named Executive Vice President in September 1997.
Executive Vice President,         Mr. Zock is responsible for client, technology and financial services. He
Service & Technology              also served as Executive Vice President of insurance operations from
Operations and Financial          September 1997 to November 2001, Senior Vice President from February
Services                          1992 to September 1997 and Treasurer from September 1989 to April
                                  1997. Mr. Zock has been with the Company for 29 years.

Bret A. Conklin, 39.............. Mr. Conklin joined the Company as Senior Vice President and Controller
Senior Vice President             in January 2002. Mr. Conklin has 17 years of experience in the insurance
and Controller                    industry, including serving as Vice President of Kemper Insurance from
                                  January 2000 through January 2002, Vice President and Controller of the
                                  Company from July 1998 through January 2000, being associated with
                                  Pekin Insurance from September 1992 through June 1998 and serving as its Vice President and Controller, and 7 years of public accounting experience with KPMG Peat Marwick specializing in its insurance industry practice.

Dwayne Hallman, 40............... Mr. Hallman joined the Company in January 2003 as Senior Vice
Senior Vice President,            President, Finance. From September 2000 to December 2002, he served as
Finance                           the Chief Financial Officer of Acceptance Insurance Companies where he was responsible for financial reporting, investor relations, the treasury and investment management functions and property-casualty operations. From
                                  July 1995 to August 2000, Mr. Hallman served as Vice President, Finance and Treasurer at Highlands Insurance Group.

Ann M. Caparros, 50.............. Ms. Caparros joined the Company in March 1994 as Vice President,
General Counsel, Chief Compliance General Counsel and Corporate Secretary. Ms. Caparros has over 25 years
Officer and Corporate Secretary   of experience in the insurance industry.

Special Advisory Board

   The Company maintains a special advisory board composed of leaders of education associations. The Company meets with the special advisory board on a regular basis. The educators and education association leaders serving on the special advisory board receive a fee of $200 plus expenses for each special advisory board meeting attended. The special advisory board met two times in 2002.

Board of Directors

   There were nine members on the Board as of March 31, 2003. The Board met ten times during 2002. No Director of the Company, other than Dr. Futrell and Mr. Morby, attended fewer than 75% of the Board meetings and the committee meetings to which he or she was appointed and served during 2002.

   The standing committees of the Board consist of the Executive Committee, Compensation Committee, Nominating and Governance Committee, Investment & Finance Committee and Audit Committee. Each standing committee has a charter which defines its role and responsibilities.

   The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board and, as requested by the Chief Executive Officer, acts as a sounding board for discussing strategic and operating issues between meetings of the Board. The current members of the Committee are Mr. Melone (Chairman), Mr. Abbott, Dr. Futrell, Mr. Lower, Mr. Morby and Mr. Parker. The Executive Committee did not meet during 2002.

   The Compensation Committee reviews, approves and recommends the compensation of Officers and Directors of the Company. The current members of the Committee are Mr. Abbott (Chairman), Mr. Melone, Mr. Parker and Mr. Schoen. The Compensation Committee met four times during 2002.

   The Nominating and Governance Committee, formerly the Organization Committee, oversees succession planning and executive continuity issues relating to the Senior Management of the Company and Chief Executive Officer and also recommends nominees to the Board. The Nominating and Governance Committee will consider nominees recommended by Shareholders. Nominations may be submitted in writing to Ann M. Caparros, Corporate Secretary. The Nominating and Governance Committee also develops and recommends to the Board corporate governance principles applicable to the Company. Current members of the Committee are Mr. Melone (Chairman), Mr. Abbott, Dr. Futrell, Mr. Kiernan,
Mr. O'Malley and Mr. Schoen. The Nominating and Governance Committee met three times during 2002.

   The Investment & Finance Committee approves investment strategies, monitors the performance of investments made on behalf of the Company and its subsidiaries and oversees issues and decisions relating to the Company's capital structure. Current members of the Committee are Mr. Schoen (Chairman), Mr. Kiernan, Mr. Lower, Mr. Morby, Mr. O'Malley and Mr. Parker. The Investment & Finance Committee met four times during 2002.

   The Audit Committee oversees the financial reporting and internal operating controls of the Company. It meets with both the Company's Management and the Company's independent public accountants. The current members of the Committee are Mr. O'Malley (Chairman), Dr. Futrell, Mr. Kiernan and Mr. Morby. The Audit Committee met eight times during 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors acting under a written charter which is provided as an appendix to this proxy statement. The Audit Committee is composed of four Directors, each of whom is independent as defined by the New York Stock Exchange listing standards. Management has the primary responsibility for the Company's financial statements and its reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee has discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by ISB Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management, taking into account the potential effect of any non-audit services provided by the independent auditor.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held eight meetings during fiscal year 2002.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board approved the selection of the Company's independent auditors.

AUDIT COMMITTEE
SHAUN F. O'MALLEY Chairman

MARY H. FUTRELL, DONALD E. KIERNAN and JEFFREY L. MORBY, Members

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following tables set forth certain information regarding beneficial ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, and by each of the Company's Directors, the Company's CEO and the other four highest compensated Executive Officers (collectively the "Named Executive Officers") and by all Directors and Executive Officers of the Company as a group. Information in the table is as of March 31, 2003, except the number of shares beneficially owned by the 5% beneficial owners which is as of December 31, 2002, based on information reported by such persons to the Securities and Exchange Commission. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned and investment and voting power is held solely by the persons named as owners.

                                                                                 Amount of
                                                                                 Beneficial Percent
Title of Class                         Beneficial Owner                          Ownership  of Class
--------------                         ----------------                          ---------- --------
Security Ownership of 5% Beneficial Owners
 Common Stock  Ariel Capital Management, Inc. (1)............................... 10,740,017  25.16%
 Common Stock  Perkins, Wolf, McDonnell & Company (2)...........................  3,733,300    8.7%
 Common Stock  T. Rowe Price Associates, Inc. (3)...............................  3,594,600    8.4%

Security Ownership of Directors and Executive Officers
 Common Stock  William W. Abbott (4)............................................     36,661      *
 Common Stock  Mary H. Futrell (5)..............................................      8,191      *
 Common Stock  Donald E. Kiernan (6)............................................     25,255      *
 Common Stock  Louis G. Lower II (7)............................................    663,267    1.5%
 Common Stock  Joseph J. Melone (8).............................................     25,804      *
 Common Stock  Jeffrey L, Morby (9).............................................     27,360      *
 Common Stock  Shaun F. O'Malley (10)...........................................     27,533      *
 Common Stock  Charles A. Parker (11)...........................................     22,153      *
 Common Stock  William J. Schoen (12)...........................................     48,712      *
 Common Stock  Peter H. Heckman (13)............................................    199,417      *
 Common Stock  Daniel M. Jensen (14)............................................     80,067      *
 Common Stock  Douglas W. Reynolds (15).........................................     83,655      *
 Common Stock  George J. Zock (16)..............................................    215,424      *
 Common Stock  All Directors and Executive Officers as a group (16 persons) (17)  1,532,393    3.5%

--------
   *Less than 1%
 (1) Ariel Capital Management, Inc. ("ACMI") has a principal place of business at 200 East Randolph Drive, Suite 2900, Chicago, IL 60601 and is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. All securities reported are owned by investment advisory clients of ACMI, no one of which to the knowledge of ACMI owns more than 5% of the class. The foregoing is based on Amendment No. 7 to Schedule 13G filed by ACMI in January 2003.
 (2) Perkins, Wolf, McDonnell & Company has a principal place of business at 53
     W. Jackson Blvd., Suite 722, Chicago, IL 60604 and is a broker or dealer registered under section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under section 203 of the Investment Advisers Act of 1940. The foregoing is based on the Schedule 13G filed by Perkins, Wolf, McDonnell & Company in January 2003.
 (3) T. Rowe Price Associates, Inc. ("Price Associates") has a principal place of business at 100 E. Pratt Street, Baltimore, MD 21202 and is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. Price Associates reported that it had sole voting power over 695,400 shares and sole investment power over all of the shares listed in the table. The foregoing is based on Amendment No. 1 to Schedule 13G filed by Price Associates in January 2003.
 (4) Includes 19,483 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable and 1,778 shares which are owned by a trust of which Mr. Abbott is a trustee.

 (5) Includes 4,292 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 3,900 shares of Common Stock which are currently exercisable.
 (6) Includes 15,001 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
 (7) Includes options to purchase 637,500 shares of Common Stock which are currently exercisable. Also includes 4,488 shares of Common Stock which are invested in the Horace Mann Stock Fund of the Horace Mann Supplemental Retirement and Savings Plan (the "401(k) Plan") and 11,279 Common Stock Equivalent Units held under the Deferred Compensation Plan.
 (8) Includes 16,454 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 7,350 shares of Common Stock which are currently exercisable.
 (9) Includes 19,060 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
(10) Includes 18,833 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
(11) Includes 13,853 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable.
(12) Includes 20,412 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 8,300 shares of Common Stock which are currently exercisable and 20,000 shares owned by a trust of which Mr. Schoen is a trustee.
(13) Includes options to purchase 193,800 shares of Common Stock which are currently exercisable. Also includes 5,617 Common Stock Equivalent Units held under the Deferred Compensation Plan.
(14) Includes options to purchase 79,500 shares of Common Stock which are currently exercisable. Also includes 567 Common Stock Equivalent Units held under the Deferred Compensation Plan.
(15) Includes options to purchase 80,400 shares of Common Stock which are currently exercisable. Also includes 255 shares of Common Stock which are invested in the Horace Mann Stock Fund of the 401(k) Plan.
(16) Includes options to purchase 76,350 shares of Common Stock which are currently exercisable. Also includes 67,538 shares held by his wife, as to which Mr. Zock shares voting and dispositive power.
(17) Includes options for the group of Directors and Executive Officers to purchase 1,195,625 shares of Common Stock which are currently exercisable. Also includes 127,387 Common Stock Equivalent Units pursuant to the Director Stock Plan, 18,765 Common Stock Equivalent Units pursuant to the Deferred Compensation Plan and 5,029 shares of Common Stock which are invested in the Horace Mann Stock Fund of the 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company has established procedures by which Executive Officers and Directors provide relevant information regarding transactions in Company stock to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that there were no reportable delinquencies with respect to the reporting requirements under Section 16(a).

Related Party Transactions

   The Company does not have any contracts or other transactions with related parties that are required to be reported under the applicable securities laws and regulations.

   Ariel Capital Management, Inc., the Company's largest shareholder with 25.16% of the Common Shares outstanding, is the investment adviser for two of the mutual funds offered to the Company's annuity customers. In addition, T. Rowe Price Associates, Inc., the Company's third largest shareholder with 8.4% of the common shares outstanding, is the investment advisor for two of the mutual funds offered to the Company's annuity customers.

Equity Compensation Plan Information

   The following table provides information as of December 31, 2002, regarding outstanding awards and shares remaining available for future issuance under the Company's compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans, ESOPs, and similar tax-qualified plans):

                                                                                       Number of Securities
                                                                                      Remaining Available for
                                               Number of Securities Weighted-Average   Future Issuance Under
                                                to be Issued Upon   Exercise Price of   Equity Compensation
                                                   Exercise of         Outstanding       Plans (Excluding
                                               Outstanding Options, Options, Warrants Securities Reflected in
                                               Warrants and Rights     and Rights           Column (a))
Plan Category                                          (a)                 (b)                  (c)
-------------                                  -------------------- ----------------- -----------------------
Equity Compensation Plans Approved by Security
  Holders.....................................      7,284,080            $19.66              2,315,920(1)
Equity Compensation Plans Not Approved by
  Security Holders(2).........................         30,585                 0                      0
                                                    ---------            ------              ---------
Total.........................................      7,314,665                                2,315,920
                                                    =========            ======              =========

--------
1. Of the shares of Common Stock remaining available for future issuance, a total of 91,988 shares may be issued as restricted stock or grants of stock as a bonus under the 2002 Horace Mann Educators Corporation Incentive Compensation Plan ("2002 Incentive Compensation Plan") at December 31, 2002. The 2002 Incentive Compensation Plan allows 5% of shares to be issued as restricted stock or bonus shares.

2. The only non-security holder approved equity plan of the Company is the Horace Mann Educators Corporation Deferred Compensation Plan (the "DCP"). The DCP permits participants in certain cash incentive programs to defer shares in the form of Common Stock equivalents, which can be settled in cash or shares at the end of the specified deferral period. For purposes of the DCP, Common Stock equivalents are valued at 100% of the fair market value of Common Stock on the date of crediting to the participant's deferral account. Approximately 30 senior executives of the Company have been eligible to participate in the DCP since its inception in 1998. The DCP does not reserve a specific number of shares for delivery in settlement of Common Stock equivalents, but instead provides that shares will be available to the extent needed for such settlements. Further information on the DCP appears under the section Report on Executive Compensation of the Compensation Committee of the Board of Directors--Deferred Compensation Plan below.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table sets forth all reportable compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers for services rendered in the capacities described above.

                                       Annual Compensation   Long-Term Compensation
                                       ------------------- --------------------------
                                                                 Awards       Payouts
                                                           ------------------ -------
                                                           Restricted  Stock           All Other
                                       Salary    Bonus       Stock    Options  LTIP   Compensation
Name and Principal Position       Year  ($)      ($)(5)       ($)       (#)   ($)(6)     ($)(7)
---------------------------       ----  -------   -------  ---------- ------- ------- ------------
Louis G. Lower II (1)............ 2002 562,506   279,487          0         0 191,700    16,053(8)
  President & Chief Executive     2001 529,173         0          0         0 317,504    13,662
  Officer                         2000 458,337   400,000    138,400   750,000 300,000   127,844

Peter H. Heckman (2)............. 2002 336,383   139,111          0    70,000  72,900    16,053(9)
  Executive Vice President &      2001 314,588         0          0         0 157,294    13,662
  Chief Financial Officer         2000 218,269   150,000          0   300,000 150,000   117,981

Daniel M. Jensen (3)............. 2002 225,000    91,856          0    50,000  48,600    16,053(10)
  Executive Vice President &      2001  74,135   150,000          0   150,000  37,068    18,394
  Chief Marketing Officer

Douglas W. Reynolds (4).......... 2002 300,000   150,000          0    60,000  54,000    54,680(11)
  Executive Vice President--      2001  91,923         0              150,000       0     4,608
  Property and Casualty

George J. Zock................... 2002 278,754   114,596          0   110,000  48,600    20,213(12)
  Executive Vice President--      2001 275,004         0          0         0 137,502    17,246
  Service & Technology Operations 2000 250,008         0          0    35,000  29,163    17,678
  and Financial Services

--------
 (1) Mr. Lower was hired effective February 1, 2000, pursuant to an employment agreement executed in December 1999, which included the grant of stock options in 1999 as described in the section Agreements with Key Employees.
 (2) Mr. Heckman was hired effective April 10, 2000.
 (3) Mr. Jensen was hired effective September 4, 2001.
 (4) Mr. Reynolds was hired effective November 12, 2001.
 (5) The Awards shown for Mr. Lower and Mr. Heckman (paid in 2000), Mr. Jensen (paid in 2001) and Mr. Reynolds (paid in 2002) were contractually guaranteed as described in the section Agreements with Key Employees.
 (6) The LTIP Awards for 2001 and 2000 were paid pursuant to the Horace Mann Educators Corporation Long-Term Incentive Plan except that Awards shown for Mr. Lower and Mr. Heckman (paid in 2000) were contractually guaranteed as described in the section Agreements with Key Employees. Awards for 2002 represent accruals under the 2002 Incentive Compensation Plan for performance during the first year of the 2002-2004 performance period. Payment of accrued amounts requires continued service through the remainder of the performance period, except in the case of certain terminations including death or disability, and payment remains subject to other terms of the 2002 Incentive Compensation Plan.
 (7) Includes Company contributions to the 401(k) Plan and to the Horace Mann Money Purchase Pension Plan ("MPP" Plan) (both defined contribution plans), the Company's contributions attributable to group term life insurance premiums and relocation expenses.

 (8) For Mr. Lower in 2002: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $53 was attributed to group term life insurance premiums.
 (9) For Mr. Heckman in 2002: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $53 was attributed to group term life insurance premiums.
(10) For Mr. Jensen in 2002: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $53 was attributed to group term life insurance premiums.
(11) For Mr. Reynolds in 2002: $6,000 was contributed to the 401(k) Plan; $10,000 was contributed to the MPP Plan; and $53 was attributed to group term life insurance premiums. Also includes $38,627 for relocation expenses.
(12) For Mr. Zock in 2002: $6,000 was contributed to the 401(k) Plan; $14,000 was contributed to the MPP Plan; and $213 was attributed to group term life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

                                                         Individual Grants
                                            --------------------------------------------
                                            Number of
                                            Securities  Percent of                        Grant
                                            Underlying Total Options Exercise             Date
                                             Options    Granted to   or Base             Present
                                             Granted   Employees in   Price   Expiration  Value
    Name                                      (#)(1)    Fiscal Year   ($/Sh)     Date    ($)(2)
    ----                                    ---------- ------------- -------- ---------- -------
Louis G. Lower II..........................        0          0       20.80    05/14/09        0
Peter H. Heckman...........................   70,000        5.1       20.80    05/14/09  625,520
Daniel M. Jensen...........................   50,000        3.6       20.80    05/14/09  446,800
Douglas W. Reynolds........................   60,000        4.4       20.80    05/14/09  536,160
George J. Zock.............................  110,000        8.0       20.80    05/14/09  982,959

--------
(1) The options vest upon the earlier of the attainment of the performance measures during the three year performance measurement period (2002-2004) or the end of four years from the date of grant.

(2) The Bloomberg standard option valuation model for American options was used to calculate the present value of the options on the grant date. The valuation assumed an expected volatility rate of 39%, a risk-free rate of return of 5.3%, a dividend yield of 2.0% and a delay in exercise based on vesting. There were no adjustments made for non-transferability or risk of forfeiture.

AGGREGATED FISCAL YEAR-END OPTION VALUES

                                              Number of Securities
                                             Underlying Unexercised   Value of Unexercised In-
                                                   Options at           the-Money Options at
                                               Fiscal Year End (#)       Fiscal Year End ($)
    Name                                    Exercisable/Unexercisable Exercisable/Unexercisable
    ----                                    ------------------------- -------------------------
Louis G. Lower II..........................     425,000 / 575,000               0 / 0
Peter H. Heckman...........................     125,000 / 245,000               0 / 0
Daniel M. Jensen...........................      75,000 / 125,000               0 / 0
Douglas W. Reynolds........................      75,000 / 135,000               0 / 0
George J. Zock.............................      57,700 / 127,500               0 / 0

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                            Performance  Estimated Future Payouts Under
                                              or Other   Non-Stock Price-Based Plans (1)
                                            Period Until ------------------------------
                                             Maturation  Threshold              Maximum
    Name                                     or Payout      (%)     Target (%)    (%)
    ----                                    ------------ ---------  ---------- ---------
Louis G. Lower II..........................  2002-2004   1,065,000  2,130,000  4,260,000
Peter H. Heckman...........................  2002-2004     405,000    810,000  1,620,000
Daniel M. Jensen...........................  2002-2004     270,000    540,000  1,080,000
Douglas W. Reynolds........................  2002-2004     300,000    600,000  1,200,000
George J. Zock.............................  2002-2004     270,000    540,000  1,080,000

--------
(1) The Threshold, Target and Maximum amounts shown are amounts that potentially may be earned over the performance period for achievement of performance goals relating to earnings per share and return on equity under the Long-Term Incentive Plan. The performance goals were established at the beginning of the three-year performance period. Amounts accrue for performance during the performance period. However, payment of such accrued amounts requires continued service through the remainder of the performance period, except in the case of certain terminations including retirement, death or disability, and payment remains subject to other terms of the Long-Term Incentive Plan.

PENSION AND EXCESS PENSION PLANS

   The following pension table illustrates the total benefits available under the defined benefit pension plans without considering social security offsets.

                         Years of Covered Service (1)

                Covered Remuneration ($)   20      25    30 (2)
                ------------------------ ------- ------- -------
                        200,000           80,000 100,000 106,000
                        250,000          100,000 125,000 132,500
                        300,000          120,000 150,000 159,000
                        400,000          160,000 200,000 212,000
                        500,000          200,000 250,000 265,000

--------
(1) Represents the maximum combined benefits payable from all qualified and nonqualified defined benefit pension plans based on the pre-August 29, 1989 formula, as defined below, without regard to social security offsets.

(2) As of December 31, 2002, Mr. Zock had 26 years of credited pension service. No other Named Executive Officer is eligible to participate or is vested in the defined benefit pension plans.

   Compensation for purposes of the defined benefit pension plans includes only compensation earned while participating in the defined benefit pension plans. Participants only include those employees hired prior to January 1, 1999. In general, eligible compensation for Executive Officers includes base salaries and cash bonuses. Although compensation voluntarily deferred by an employee is not considered as eligible earnings for pension purposes, a special exception permits an employee's tax-deferred contributions under the 401(k) Plan to count as eligible earnings under the defined benefit pension plans. In addition, any amount selected pursuant to Section 125 of the Internal Revenue Code is also considered eligible earnings under the defined benefit pension plans.

   For participants hired prior to August 29, 1989, annual benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 2% times years of credited service minus 50% of the social security income benefit earned while an employee. For participants hired after August 29, 1989, benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 1.6% times years of credited service. Accruals for credited service and earnings ceased as of March 31, 2002. Under the terms of the defined benefit pension plans, a maximum of 30 years is eligible for credited service.

   The CEO's retirement benefits are not determined pursuant to the pension plans described above and are described in the section Agreements with Key Employees.

DIRECTOR COMPENSATION

   A Director, other than an Officer of the Company, receives an annual retainer of $25,000 and a fee of $1,000 plus expenses for attendance (whether in person or by telephone) at each Board and Board Committee meeting (except the Audit Committee). Members of the Audit Committee receive a fee of $1,500 plus expenses for attendance (whether in person or by telephone) at each Audit Committee meeting. The Chairman of each Committee (except the Audit Committee) receives an additional annual retainer of $2,500 for serving in such capacity. The Chairman of the Audit Committee receives an annual retainer of $7,500 and a fee of $2,500 plus expenses for attendance (whether in person or by telephone) at each Audit Committee meeting in addition to the fees received as a Director described above. The Chairman of the Board receives an annual retainer of $75,000 in addition to the other fees described above. Directors have the option to take all or part of such fees in the form of Common Stock Equivalent Units of the Company, on a deferred compensation basis, with a 25% matching addition to the sums listed above made by the Company pursuant to the Director Stock Plan. In addition to the foregoing compensation, in May 2002 the Chairman of the Board was granted 15,000 stock options and each Director was granted 10,000 stock options at market price pursuant to the 2002 Incentive Compensation Plan. The options vest and become exercisable in May 2009, provided that portions of the option will vest and become cumulatively exercisable if certain performance goals are achieved for a specified performance year.

AGREEMENTS WITH KEY EMPLOYEES

   Effective February 1, 2000, the Company entered into an employment agreement with Mr. Lower employing him as the Company's President and Chief Executive Officer. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2002. The term of that agreement expired on December 31, 2000 but is subject to an annual evergreen renewal which extends the agreement an additional year on each September 1, so long as neither Mr. Lower or the Company has, prior to September 1, notified the other that the agreement will not so extend. Its current expiry date is December 31, 2003. The agreement provides for an annual salary of not less than $500,004 and for Mr. Lower to participate in the Company's short and long-term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($400,000 and $300,000, respectively). Mr. Lower received a stock grant of 10,000 shares of Common Stock and options to purchase 750,000 shares of Common Stock, vesting 150,000 shares on January 1, 2001 and each successive January 1 through January 1, 2005, so long as he is employed by the Company on each such date. The Company also agreed to pay the following retirement benefits to Mr. Lower during his lifetime:

              Last Date of Employment              Annual Benefit
              -----------------------              --------------
              On or prior to December 31, 2000....    $      0
              January 1, 2001 to December 31, 2001    $ 45,000
              January 1, 2002 to December 31, 2002    $ 90,000
              January 1, 2003 to December 31, 2003    $135,000
              January 1, 2004 or later............    $180,000

   The agreement contains provisions regarding reimbursement of Mr. Lower's costs of moving to Springfield, Illinois, including under certain circumstances covering any loss on sale of the house he has purchased in Springfield, and provisions relating to Mr. Lower's death, disability or other termination of his employment. In addition, the agreement provides that if there is a Change of Control, as defined therein, and Mr. Lower's employment is within three years thereof actually or constructively terminated, Mr. Lower will be paid a lump-sum cash amount equal to the sum of (i) three times the greater of his highest annual cash compensation from the Company or $1,200,000 and (ii) the actuarially determined present value of Mr. Lower's retirement benefits calculated as if he had been employed by the Company until the date which is three years after the Change in Control. Mr. Lower's other benefits are also continued for three years and there is an excise tax gross-up provision payment sufficient to negate any effect on him of excise and related taxes attributable to the benefits received under the agreement.

   The Company entered into a letter of employment with Mr. Heckman, Executive Vice President & Chief Financial Officer, effective April 10, 2000. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an annual salary of $300,000 and for Mr. Heckman to participate in the Company's short and long-term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($150,000 each). Mr. Heckman received a grant of stock options to purchase 250,000 shares of Common Stock, vesting 50,000 shares on January 1, 2001 and each successive January 1 through January 1, 2005, so long as he is employed by the Company on each such date.

   The Company entered into a letter of employment with Mr. Jensen, Executive Vice President and Chief Marketing Officer, effective September 4, 2001. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an annual salary of $225,000 and for Mr. Jensen to participate in the Company's short and long-term bonus plans, with a minimum guaranteed bonus under the short-term bonus plan for payment in 2002 ($150,000). Mr. Jensen received a total grant of stock options to purchase 150,000 shares of Common Stock, one-fourth vesting on September 17, 2001 and each successive September 17 through September 17, 2004, so long as he is employed by the Company on each such date.

   The Company entered into a letter of employment with Mr. Reynolds, Executive Vice President, Property and Casualty, effective November 12, 2001. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 2001. The agreement provides for an annual salary of $300,000 and for Mr. Reynolds to participate in the Company's short and long-term bonus plans, with a minimum guaranteed bonus under the short-term bonus plan for payment in 2003 ($150,000). Mr. Reynolds received a total grant of stock options to purchase 150,000 shares of Common Stock, one-fourth vesting on November 30, 2001 and each successive November 30 through November 30, 2004, so long as he is employed by the Company on each such date.

   In addition, the Company has entered into agreements with certain key employees, including each of Mr. Heckman, Mr. Jensen, Mr. Reynolds and Mr. Zock, which provide that if, within three years after a change in control of the Company, the employee is terminated from employment by the Company, whether actually or constructively, for any reason other than cause, the employee will receive (i) a one-time cash payment, (ii) continued insurance coverage for a specified period, (iii) the present value of such employee's accrued benefits as of the date of termination under the Company's nonqualified supplemental pension plan(s) (which amount will be offset against any amount payable under such plan) and (iv) an excise tax gross up payment sufficient to negate the effect on such employee of excise and related taxes attributable to the benefits received by the employee under the agreement. The one-time cash payment would be equal to 2.9 times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years and the specified period during which such employee's insurance benefits would continue is two years, 11 months.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors (the "Committee") recommends to the full Board compensation for the Company's Named Executive Officers (the "Officers"). Officers receive compensation in the form of annual salary and cash and stock option incentive awards under the 2002 Horace Mann Educators Corporation Incentive Compensation Plan (the "Plan").

Salary

   While the Committee believes that the Officers should be compensated above average insurance industry levels in terms of total compensation, it favors incentive compensation over salary and therefore seeks to pay salaries that approximate average industry salaries for officers of similar companies in like positions. In recruiting new candidates to become Officers, it is on occasion necessary to exceed these guidelines and to pay higher salaries than would be average for officers of similar companies in like positions.

   In determining industry salaries, the Committee has employed surveys prepared by the Life Office Management Association and the National Association of Independent Insurers, as well as sought advice from recruiting and compensation consultants.

   Once an Officer's salary is determined, it is reviewed between one and two years thereafter. In that review, the Committee considers where the Officer's salary stands compared to the salaries of officers of similar companies in like positions and the Officer's performance of his duties, including accomplishing key corporate goals, managing costs, managing personnel and meeting the Company's ethical standards.

   During 2002, the Committee reviewed the salary of the Chief Executive
Officer (the "CEO") and two other Officers. Based on its conclusion that the CEO had achieved superior performance of his duties and objectives, the Committee recommended and the Board approved a 9% increase in his annual salary.

Cash Incentive Compensation

   The Committee employs two types of cash incentive awards-annual incentive awards which are based on the Company's results for a calendar year and long-term incentive awards which are based on the Company's results over a three year period. Such incentive awards tie compensation of the Officers to attainment of goals that benefit the Shareholders. The awards are designed to secure the full deductibility of such awards under Section 162(m)(4)(c) of the Internal Revenue Code. The Plan provides that such awards can be tied to any of the following measures, either in absolute terms or as compared to the Company's peers, and as applicable to the Company as a whole or to specific business units of the Company:

    .  insurance premium volume and growth in premium volume

    .  growth in sales

    .  increase in educator and multi-line customers

    .  earnings and earnings growth, both absolute and per share

    .  return on equity

    .  cash flow

    .  accumulated annuity value

    .  investment income

    .  economic value created for Shareholders

    .  profit margin

    .  property and casualty combined ratios

    .  expense ratios

    .  return to Shareholders

    .  financial ratings

    .  size and growth of agency force

    .  attainment of personal objectives set by the Committee

   An Officer's cash incentive award will typically have two components: one based on corporate performance and one based on performance of the unit for which the Officer is responsible, although, for example, the CEO's award is based solely on corporate performance. Measurement of an Officer's performance for purposes of calculating cash incentive awards must be objectively determinable under the Plan, based on standards set by the Committee at the beginning of the evaluation period. In addition, the Plan gives the Committee the power to adjust targets for performance to account for extraordinary events that have a material impact on a performance measure during a performance period.

   The Committee strives to have cash incentive awards set so that if the performance of the Officers meets the expected targets, the Officers cash incentive compensation and total compensation will be above the average for similarly situated officers of other insurance companies, at approximately the 66th percentile.

   The Committee determined that for performance in 2002 the corporate component of the annual cash incentive awards to Officers would be equally based on attaining the Company's business plan targets for (i) GAAP operating earnings per share and (ii) insurance premiums written and contract deposits. Based on 2002 performance, the Officers did receive cash annual incentive awards for 2002, including the CEO. One Officer received a contractually guaranteed cash incentive award, as described in the section Agreements with Key Employees.

   With regard to long term cash incentive awards, the Committee established a three year performance period consisting of 2002 through 2004, with awards thereunder payable in 2005. The Committee determined that for performance over the three year period two measures would be used in equal proportion: return on equity and GAAP operating earnings per share. For the 2002 portion of the three year award, the threshold return on equity target for 2002 was not met and the GAAP operating earnings per share was above the threshold for an award but below the target. The actual long term cash incentive awards for this performance period can not be calculated until the end of the three year period.

Stock Options

   The Committee believes that making stock options a component of Officer compensation further aligns their goals with those of the Shareholders. The Committee established a three year performance measurement period identical to the long term cash incentive award, using the same measures, to apply to stock options. The Committee granted non-vested stock options at the beginning of the three year period to the Officers other than the CEO; those options vest upon the earlier of the attainment of the performance measures during the three year period or the end of four years from the date of grant. The Committee did not grant such options to the CEO because of the stock options granted to him in his employment agreement, described in the section Agreements with Key Employees and the subsequent grant of options to the CEO. The options have seven year lives and were granted at market value of the Common Stock on the date of grant. Other than the three year performance options, no stock options were granted to Officers in 2002.

Deferred Compensation Plan

   The Company maintains the Horace Mann Educators Corporation Deferred Compensation Plan whereby employees who earn long term cash incentive awards may defer all or part of those awards on a pretax basis to units that track the performance of the Common Stock. This is an unfunded plan maintained to provide a deferred compensation mechanism for highly compensated management employees. Under certain circumstances, participation in this plan is not voluntary; the Board has established Common Stock ownership targets for certain members of management to be met by the end of 2004; if such have not been met, the necessary portion of any long term cash incentive award will be deferred into the plan. The plan is designed to be exempt from short swing profit liability under Section 16(b) of the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE
WILLIAM W. ABBOTT, Chairman

JOSEPH J. MELONE, CHARLES A. PARKER and WILLIAM J. SCHOEN, Members

   NOTE: The Report of the Audit Committee of the Board of Directors, the Report on Executive Compensation of the Compensation Committee and the Stock Price Performance Graph shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

STOCK PRICE PERFORMANCE GRAPH

   The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Insurance Index (replacing the S&P Insurance Composite Index, used by the Company in prior years, which was discontinued by S&P) and the S&P 500 Index. The graph assumes $100 invested on December 31, 1997 in Horace Mann Educators Corporation, S&P 500 Insurance Index and S&P 500 Index.

           HORACE MANN EDUCATORS CORPORATION STOCK PRICE PERFORMANCE

                                    [CHART]

        HMEC     S&P 500 Insurance     S&P 500
12/97   100          100                 100
12/98   101          110                 128
12/99    71          118                 155
12/00    79          158                 141
12/01    80          139                 124
12/02    59          110                 97

                                  12/97 12/98 12/99 12/00 12/01 12/02
                                  ----- ----- ----- ----- ----- -----
          HMEC................... $100  $101  $ 71  $ 79  $ 80  $ 59
          S&P 500 Insurance Index $100  $110  $118  $158  $139  $110
          S&P 500 Index.......... $100  $128  $155  $141  $124  $ 97

        --------
         *The S&P 500 Index, as published by Standard and Poor's Corporation ("S&P"), and the S&P 500 Insurance Index assume an annual reinvestment of dividends in calculating total return. Horace Mann Educators Corporation assumes reinvestment of dividends when paid.

                                PROPOSAL NO. 2

              APPROVAL OF THE AMENDMENT TO THE RETIREMENT POLICY

   The Board has determined that the Amendment to the Retirement Policy is in the best interests of the Company and its Shareholders and by unanimous vote has recommended it to the Company's Shareholders for adoption. The proxies solicited by and on behalf of the Board will be voted "FOR" the Amendment to the Retirement Policy.

Background

   In August 1995 the Shareholders approved an amendment to the Company's Certificate of Incorporation which requires the retirement from the Board of any Director who is 72 or more years of age following the completion of his or her then current term in office. This amendment was recommended to the Shareholders for their approval in 1995 for two reasons: (i) the Board at that time consisted of a large number of older Directors and it was felt that such a provision would assist in reorganizing the Board and rejuvenating it with younger members and (ii) proposal of such a provision was required by the settlement agreement relating to a certain class action shareholders litigation brought against the Company. That settlement agreement did not require that the amendment to the Certificate of Incorporation be kept in place for any time period.

   While it is not unusual for boards of directors to have retirement policies, it is unusual for such a retirement policy to be contained in a company's Certificate of Incorporation. Having such a policy in the Certificate of Incorporation requires that Shareholder approval be obtained each and every time an exception to the policy is believed by the Board to be in the best interests of the Company. In fact, in 1998 and 2000, the Company sought approval from the Shareholders of exceptions to that policy, which approvals were obtained in both cases.

   The Board has now decided to seek Shareholder approval of the Amendment to the Retirement Policy and, subject to that approval being granted, has put in place a new retirement policy which will take effect upon Shareholder approval of the Amendment to the Retirement Policy. The new retirement policy states that Directors who are 75 years of age or older may not stand for election to the Board, nor be named to the Board, in the absence of a specific finding by the Board that there are special circumstances which justify such an exception to the 75 year old age limit.

Reasons for Amendment to the Retirement Policy

   The Board believes that the Amendment to the Retirement Policy is in the best interests of the Corporation and its Shareholders for the following reasons:

   1. By moving its retirement policy out of its Certificate of Incorporation, the Company will fall in line with the majority of American corporations as to how board retirement policy is handled. The Board believes that the present policy, by virtue of being so unusual, is an impediment to the recruitment of new Directors and that the Amendment to the Retirement Policy will assist the Board in seeking out new qualified candidates for the Board. Further, because Shareholders vote to elect the Board, moving the retirement policy out of the Certificate of Incorporation will not disenfranchise Shareholders from deciding on whether particular Board candidates are of an appropriate age; if Shareholders feel that a candidate nominated to the Board is too old to be an effective Director, they retain the power to vote against that candidate and thereby to prevent him from serving as a Director of the Company.

   2. Two of the present Directors of the Corporation are about to run up against the current retirement policy limitation and it is the view of the Board that losing the services of those Directors would be adverse to the Company and its Shareholders. Joseph Melone has served on the Board only since February 2001 and has served as its Chairman since May 2001. William Abbott has served on the Board since September 1996 and has served as the Chairman of the Compensation Committee since 1997. It is the Board's unanimous view that losing the services of these members of the Board, particularly given their distinguished service to the Board and the important positions they occupy on the Board, and in light of William Schoen's retirement from the Board this year, would create troubling vacancies that would be next to impossible to fill in a way that might reasonably be as beneficial to the Company and its Shareholders as retaining such Directors, both of whom are extremely energetic and active, both generally and on the Board.

   3. The Amendment to the Retirement Policy will save the Company the expenses associated with seeking Shareholder approval of each exception to the retirement policy, including legal and printing fees and time of Company employees in preparing the proxy statement for such approvals and all related work and costs. If the Amendment to the Retirement Policy is approved by the Shareholders and exceptions to the new policy are required in the future, the Board will be empowered to make such exceptions without seeking Shareholder approval.

   4. In light of recent legislative and regulatory changes, service as a Director of a public company has become more time consuming and challenging and arguably less attractive, so that the pool of potential Board members has shrunk. The Board believes, particularly in light of these developments, that limiting its search for new Directors to candidates who are younger than 70, which is the practical effect of a 72 year old retirement age policy, is unwise. In particular, given the financial expertise and time commitment required of Directors of public companies today, retired executives are often the most attractive candidates to consider and the existing retirement policy severely limits the Company's ability to tap such candidates for the Board.

   5. The Board believes that standards relating to requisite retirement age have changed, that more individuals are having active and energetic lives, including business lives, to older ages than was true in the past and that, therefore, limiting a search for new Directors to individuals who are younger than 70, again the practical effect of a 72 year old retirement age policy, is contrary to the interests of the Company and its Shareholders. The Board believes that it is capable of judging the physical and intellectual ability of potential Directors to serve the Company and its Shareholders without a blackline rule based on age imposed on its decisions.

   Accordingly, the Board urges Shareholders to vote FOR Proposal No. 2 and thereby eliminate the current 72 year old retirement policy from the Company's Certificate of Incorporation, which will cause it to be replaced by the 75 year old retirement policy described above, which permits exceptions to that policy upon specific findings by the Board.

                                 OTHER MATTERS

Independent Public Accountants

   The independent certified public accountants selected by the Board for the Company's fiscal year ending December 31, 2003 are KPMG LLP. KPMG LLP served in that capacity for the fiscal year ended December 31, 2002. A representative from the firm is expected to be present at the Annual Meeting of the Company. The representative will be given an opportunity to make a statement to the Shareholders and is expected to be available to respond to appropriate questions from Shareholders of the Company.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2002, the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2002 and services in connection with the Company's statutory and regulatory filings for the year ended December 31, 2002 were $908,300. Fees in 2002 included $210,900 related to the Company's registration of the Convertable Notes. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001, the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2001 and services in connection with the Company's statutory and regulatory filings for the year ended December 31, 2001 were $755,900.

Audit-Related Fees

   The aggregate fees billed for assurance and related services rendered by KPMG LLP that are reasonably related to the audit and reviews of the Company's financial statements for the years ended December 31, 2002 and 2001, exclusive of the fees disclosed under the section Audit Fees above, were $0 and $0, respectively.

Tax Fees

   The aggregate fees billed for tax compliance, consulting and planning services rendered by KPMG LLP during the years ended December 31, 2002 and 2001 were $78,500 and $197,400, respectively. These fees were primarily for tax consulting services provided to the Company.

All Other Fees

   The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit, audit- related and tax services, rendered by KPMG LLP during the years ended December 31, 2002 and 2001, were $18,400 and $13,500, respectively. In both years, these fees were for assistance with the Company's employee compliance affirmation regarding the Company's Code of Ethics, Code of Conduct and Rules of Market Conduct.

Consideration of Non-audit Services Provided by the Independent Accountant

   The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the auditor's independence.

Copies of Annual Report on Form 10-K

   The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request to the Investor Relations Department, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001. The Company also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to the Annual Report on Form 10-K. In addition, the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Company's internet website, www.horacemann.com, as soon as practicable after such reports are electronically filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The EDGAR filings of such reports are also available at the SEC's website, www.sec.gov.

Shareholder Proposals for 2004 Annual Meeting

   Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 2004 must be received in writing by Ann M. Caparros, Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 2003 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 2004 Annual Meeting.

   Shareholders are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                          By order of the Board of Directors,

                                          /s/ Ann M. Caparros
                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 7, 2003

   Again, we call your attention to the enclosed proxy card. PLEASE VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                                                                      EXHIBIT A

                       HORACE MANN EDUCATORS CORPORATION
                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

Organization
This charter governs the operations of the Audit Committee (Committee.) The Committee shall be appointed by the Board and shall comprise at least three directors. All Committee members shall be independent of management and the Company. Members of the Committee shall be considered independent if they have no material relationship with the Company and do not receive any consulting, advisory or other compensatory fees from the Company, other than for services in the member's capacity as a member of the Board or the Committee. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise and be considered a "financial expert" under applicable law.

Statement of Policy
The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power and funding to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the Committee is to prepare the report that the rules of the Securities and Exchange Commission require be included in the Company's annual proxy statement and to assist the Board's oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. The Committee shall also be directly responsible for the appointment, compensation and oversight of the Company's independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall:

1) Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review with management and the independent auditor the adequacy of internal controls.

2) Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

3) Review with management and the independent auditor the effect of regulatory and accounting changes.

4) Generally discuss the type of information to be disclosed in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5) Review with management and the independent auditor the Company's quarterly financial statements (including the results of the independent auditors' reviews of the quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to quarterly SEC filings, provided that the Committee can be represented by its Chairperson.

6) Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7) Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8) Retain and terminate (subject, if applicable, to shareholder ratification) the Company's independent auditors, which shall report directly to the Committee, on such terms as may be acceptable to the Committee, without the need to seek approval from the Board; provided that the Committee may seek input from management and the Board regarding the retention and termination of the Company's independent auditors.

9) Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10) Review the aggregate annual fees billed by the independent auditor for the most recently completed fiscal year for audit services and all other services performed by the independent auditor for the Company including audit related services, and approve the fees to be paid to the independent auditor.

11) Approve in advance any significant audit and all non-audit engagements or services between the corporation and the independent auditors, other than "prohibited non-auditing services" as defined by regulatory authorities. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit and all non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

   Pre-approval is not necessary for de minimis audit services as long as such is presented to the full Committee at the next regularly scheduled meeting.

12) At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company. Based on this report and such other information as the Committee may deem appropriate, the Committee evaluates the qualifications, performance and independence, including whether to implement a regular rotation of the lead audit partner and/or the audit firm, of the independent auditors and take appropriate action. The Committee shall present its conclusions with respect to the independent auditor to the Board.

13) Set clear hiring policies for employees or former employees of the independent auditors.

14) Review the appointment and performance of the senior internal auditing executive.

15) Meet with the senior internal auditing executive to review the annual audit plan, including staffing and budget.

16) Review the significant reports to management prepared by the internal auditors and management's responses.

17) Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

18) Discuss with the independent auditor the matters required to be discussed by all relevant Statements on Auditing Standards, including but not limited to Statement on Auditing Standard No. 61, relating to the conduct of the audit.

19) Review with management and the independent auditor any correspondence with regulators or governmental agencies or published reports which raise material issues regarding the Company's financial statements or accounting policies.

20) Establish and maintain procedures to receive, retain and respond to complaints and the confidential, anonymous submission by the Company's employees of concerns regarding accounting, internal controls or other auditing matters.

21) Review with the independent and internal auditors any problems or difficulties such auditors may have encountered and any resultant management or other letter provided by the auditors and the Company's response to that letter. Such review should include:

       a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreement with management.

       b. Any changes required in the planned scope of the audits.

       c. Any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or for other reason).

       d. A discussion of any communication between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

       e. Any "management" or "internal control" letters issued, or proposed to be issued, by the audit firm to the Company.

22) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and such other reports as may be required.

23) Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics and Code of Conduct.

24) Review and re-assess annually the Company's Code of Ethics and Code of Conduct and recommend any proposed changes to the Board.

25) Meet at least quarterly with the General Counsel and review any exceptions to the Company's Code of Ethics and Code of Conduct.

26) Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

27) At the Committee's discretion, meet at least quarterly with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

28) Meet at least four times annually with agendas for such meetings prepared or approved in advance by the Committee Chairperson.

29) As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, without the need to seek approval from the Board.

30) Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the Company's internal audit function.

31) Review Committee charter at least annually and obtain Board of Directors approval.

32) The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee including its members by reviewing the compliance of the Committee with this Charter. The Committee shall conduct such other evaluations and reviews in such manner as it deems appropriate or as required by applicable law or regulation.

                                     [LOGO]
                                    Horace Mann
                            Educated Financial Solutions

                       Horace Mann Educators Corporation
                              1 Horace Mann Plaza
                       Springfield, Illinois 62715-0001
                                 217-789-2500

                              www.horacemann.com
                                                            HA-C00347 (Mar. 03)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                       HORACE MANN EDUCATORS CORPORATION

                                  May 29, 2003

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X]  Please mark your                                       |
       votes as in this                                       |
       example.                                               |____

                 FOR  WITHHELD
1. Election of   [_]     [_]     Nominees: William W. Abbott
   Directors                               Mary H. Futrell
                                           Donald E. Kiernan
For, except vote withheld from             Louis G. Lower II
the following nominee(s):                  Joseph J. Melone
                                           Jeffrey L. Morby
                                           Shaun F. O'Malley
------------------------------             Charles A. Parker

                                              FOR   AGAINST    ABSTAIN
2. To approve an amendment to the             [_]     [_]        [_]
   Company's Certificate of Incorporation
   to delete the provision that requires
   the retirement of any Director who is
   72 or more years of age following the
   completion of his or her current term
   in office; and

3. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED ENVELOPE PROVIDED TO AMERICAN STOCK TRANSFER & TRUST
COMPANY, 59 MAIDEN LANE, NEW YORK, N.Y. 10036.

SIGNATURE(S) _________________________________________DATE _______________, 2003

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                       HORACE MANN EDUCATORS CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 2003

     The undersigned Shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints Joseph J. Melone and Louis G. Lower II or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on May 29, 2003 at 9:00 a.m. at the Hilton Springfield Hotel, 700 East Adams Street, Springfield, Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON PROPOSAL 3.

                         (TO BE SIGNED ON OTHER SIDE.)